UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC   20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 3, 2012

SKY PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-99455	32-0027992
(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1540, Austin, Texas, 78701
 (Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (512) 687-3427

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                      Termination of a Material Definitive Agreement.

On July 3, 2012, Tobias Gondorf resigned as interim chief executive officer of Sky Petroleum, Inc. (the “Company”). Mr. Gondorf’s resignation and ETDDM’s notice of termination served result in the termination of the consultant agreement (the “Agreement”) between the Company and ETDDM Corporation (“ETDDM”) dated November 21, 2011 and filed with the United States Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 28, 2011.

Item 5.02.                      Departure of Directors or Certain Officers.

Effective July 3, 2012, Mr. Gondorf resigned as the Interim CEO of the Company as a result of disagreement by Mr. Gondorf with certain decisions taken by the Company's Board of Directors and differing views related to business strategies and initiatives of the Company moving forward.. The Company’s Board of Directors accepted Mr. Gondorf’s resignation.

A copy of the disclosure contained in this Item 5.02 was provided to Mr. Gondorf prior to its filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.

July 9, 2012	By: /s/ Michael Noonan Michael Noonan Interim Chief Financial Officer